SCHEDULE B
RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds' Rule 10f-3 Procedures
(Delaware Management Company)

1. Name of Fund: Delaware Pooled Trust Real Estate Investment Trust II (NB)

2. Name of Issuer: CUBESMART

3. Underwriter from whom purchased: Wells Fargo

Affiliated Underwriter managing or participating in underwriting syndicate: Macquarie

4. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $1,610,000 (175,000 shares)

5. Aggregate principal amount of offering: $184,000,000 (20,000,000 shares)

6. Purchase price (net of fees and expenses): $9.20

7. Offering price at close of first day on which any sales were made: $9.23

8. Date of Purchase: October 25, 2011

9. Date offering commenced: October 25, 2011

10. Commission, spread or profit: ______ %  $0.2208 / share

11. Have the following conditions been satisfied? Yes No

a.   The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
Yes
___
part of an issue of Government Securities;
___
___
Eligible Municipal Securities;
___
___
sold in an Eligible Foreign Offering; OR
___
___
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms
used herein.)
___
___

b.   (1)The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

Yes
___
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights
offering terminates?

___
___
c.   The underwriting was a firm commitment underwriting?

Yes
___
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

n/a
___
e.   The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors has been in continuous operation for not less than three years?

Yes
___
f.   (1) The amount of the securities, other than those sold in an
Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has
investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

Yes
___
      (2) If the securities purchased were sold in an Eligible Rule 144A
Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has
investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

n/a
___
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

Yes
___
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

n/a
___
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly
reports to the Funds' Board of Directors?

Yes
___

All purchases described in this report were executed in compliance with Rule 10f-3 and the
Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments
Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: /s/ Babak Zenouzi

Title: Babak Zenouzi, SVP, Senior Portfolio Manager

Date: October 26, 2011
WS: MFG_Philadelphia: 860868: v1
WS: MFG_Philadelphia: 860868: v1